SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 10, 2005

Worldspan, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-109064	31-1429198
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Galleria Parkway, N.W., Atlanta, GA		30339
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (770) 563-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2005, Worldspan Technologies Inc. (“WTI”), the parent of Worldspan, L.P. (the “Company”), entered into a Note Redemption Agreement (the “Note Redemption Agreement”) with Delta Air Lines, Inc. (“Delta”).  Pursuant to the Note Redemption Agreement, WTI redeemed the 10% Subordinated Note due 2012 in an original principal amount of $45,000,000 issued by WTI to Delta on June 30, 2003, additional notes issued in lieu of cash interest and all accrued and unpaid interest up to January 10, 2005 for $36,136,658.

In connection with the closing under the Note Redemption Agreement, WTI, the Company and Delta entered into the Second Amendment to Delta Founder Airline Services Agreement, dated as of January 10, 2005 (the “FASA Amendment”), to amend the Founder Airline Services Agreement, dated as of June 30, 2003 (the “Delta FASA”), between Delta and the Company.  The FASA Amendment provides a mechanism whereby the Company may recover amounts for which it is indemnified by Delta relating to Greek tax claims which have arisen with respect to periods prior to the acquisition of the Company by WTI from Delta, NWA Inc. and American Airlines, Inc.  The FASA Amendment also provides that the Company may, at any time prior to December 31, 2005, elect to make a prepayment and terminate its obligation to provide ongoing credits against fees for services provided by the Company to Delta under the Delta FASA.

In addition, WTI, WS Holdings LLC, the Company and Lehman Commercial Paper Inc., as administrative agent, entered into the First Amendment, Waiver and Consent, dated as of December 23, 2004 (the “Credit Agreement Amendment”), to the Credit Agreement, dated as of June 30, 2003 (the “Credit Agreement”), among WTI, WS Holdings LLC, Worldspan, L.P., the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Lehman Brothers Inc., as sole and exclusive advisor, Lehman Brothers Inc. and Deutsche Bank Securities Inc., as joint lead arrangers and joint book runners, Deutsche Bank Securities Inc., as syndication agent, JPMorgan Chase Bank, Citicorp North America, Inc. and Dymas Funding Company, LLC, as documentation agents, and Lehman Commercial Paper Inc., as administrative agent.  The Credit Agreement Amendment amends the Credit Agreement to provide that the Company may make the redemption under the Note Redemption Agreement and may repurchase up to an aggregate principal amount of $24,000,000 of its 9-5/8% Senior Notes due 2011 (the “Senior Notes”) by December 31, 2005.  The Credit Agreement Amendment also waives the requirement that the Company distribute any cash used to make the redemption under the Note Redemption Agreement or to redeem the Senior Notes, up to a total of $61,000,000, to the Lenders as excess cash flow.  Any portion of the $61,000,000 not used to make these redemptions shall be applied to reduce the amounts outstanding under the Credit Agreement by the end of 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WORLDSPAN, L.P.

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: General Counsel, Secretary and Senior Vice
President—Human Resources

Dated: January 11, 2005